EXHIBIT 4.24

                      SIXTH AMENDMENT TO CREDIT AGREEMENT

      This Sixth Amendment to Amended and Restated Credit Agreement (this "Amendment") is dated as of October 29, 1998 and is made by and among CLIFFWOOD OIL & GAS CORP., CLIFFWOOD ENERGY COMPANY and CLIFFWOOD PRODUCTION CO. (the "Borrowers"), COMERICA BANK-TEXAS, as Agent for itself and certain other lenders (in such capacity, the "Agent") and as a Lender (as defined in the Agreement described below) and FIRST UNION NATIONAL BANK, as a Lender.

                               R E C I T A L S:

      WHEREAS, Borrowers, Agent and certain Lenders are party to the Amended and Restated Credit Agreement dated as of August 1, 1997 (as amended through the date hereof and as it may be further amended, extended, renewed or restated from time to time, the "Agreement") pursuant to which Lenders made a revolving line of credit available to Borrowers under the terms and provisions stated therein; and

      WHEREAS, Borrowers, Agent and Lenders desire to amend the Agreement to provide for, among other things, an increase in the Commitment Amounts and the Borrowing Base;

      NOW, THEREFORE, in consideration of the premises herein contained, the covenants and agreements set forth below and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound:

                                  ARTICLE I

                                 DEFINITIONS

      Section 1.1 DEFINITIONS AND TERMS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby, and all references to "Sections," "clauses," "Articles" and "Exhibits" are references to the Agreement's sections, clauses, articles and exhibits.

                                  ARTICLE II

                                  AMENDMENTS

      Section 2.1 AMENDMENTS TO SECTION 1.2.

      (a) Section 1.2 is amended by adding, in alphabetical order, the following new definitions:

            "APPLICABLE MARGIN" means, for any day, (a) with respect to Loans bearing interest based on the Eurodollar Rate, the margin of interest over the Eurodollar Rate that is applicable when any Floating Rate based on the Eurodollar Rate is determined under this

SIXTH AMENDMENT TO CREDIT AGREEMENT - PAGE 1
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      Agreement and (b) with respect to Loans bearing interest based on the
      Prime Rate, the margin of interest over the Prime Rate that is applicable when any Floating Rate based on the Prime Rate is determined under this Agreement. The Applicable Margin is the percentages per annum set forth as follows:


                         APPLICABLE MARGIN FOR LOAN APPLICABLE MARGIN FOR LOANS
                          BEARING INTEREST ON THE     BEARING INTEREST ON THE
BORROWING BASE PERCENTAGE     EURODOLLAR RATE            PRIME RATE
--------------------------------------------------------------------------------
      Less than 33%                1.75%                     0%
      33% through 66%              2.00%                    .25%
      Greater than 66%             2.25%                    .50%

            "BORROWING BASE PERCENTAGE" means, at any date, the aggregate of the Loan Balance PLUS all accrued interest that is overdue and unpaid in respect of the Loan Balance as a percentage of the Borrowing Base then in effect.

            "CASH FLOW COVERAGE" means, for each period, the ratio of EBITDA of the Borrowers and the Guarantors to gross interest expense (including capitalized interest).

            "EBITDA" means, for each Person and for each period, the sum of the following, without duplication:

                  (a) the amount of net income for such period (whether positive or negative) before interest expense, income taxes and extraordinary items, NET OF

                  (b) depreciation, amortization of goodwill and all other
            non-cash charges accrued but not actually paid that, in determining net income for such period, were deducted from (or included in) gross income for such period.

            "GUARANTORS" means Texoil, Texoil Company and Cliffwood Exploration Company.

            "GUARANTIES" means the June 12, 1998 Guaranties of Texoil and Texoil Company and the October 29, 1998 Guaranty of Cliffwood Operating Company.

            "LOMA NOVIA FIELD" is described on Exhibit VIII.

            "SONAT ACQUISITION" means the acquisition of Hydrocarbons and other Property described on Exhibit IX by COGC, which acquisition may include the Loma Novia Field.

      (b) Section 1.2 is further amended by amending the following definition entirely so that it reads as follows:


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            "FLOATING RATE" shall mean an interest rate per annum equal to the lesser of either (a)(i) the Base Rate from time to time in effect plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin (in each case as designated or deemed designated by Borrowers), as the case may be, or (b) the Highest Lawful Rate; PROVIDED, HOWEVER, that the Eurodollar Rate may not be selected when a Default or an Event of Default exists.

      (c) Section 1.2 is further amended as follows:

            (1) the definition of "COMMITMENT AMOUNT" is amended by deleting the reference in clause (a)(i) thereto to "$10,000,000" and inserting in lieu thereof a reference to "$30,000,000 if the Loma Novia Field is included in the Sonat Acquisition and $28,000,000 if the Loma Novia Field is not included in the Sonat Acquisition";

            (2) the definition of "Notes" is amended by deleting the references to "$15,000,000" and "$10,000,000" and inserting in lieu thereof references to "$30,000,000" and "$20,000,000" respectively; and

            (3) the definition of "Obligations" is amended by adding in clause
      (a) after the word "Notes" the words "and the Guaranties."

      Section 2.2 AMENDMENTS TO SECTION 2.8. Section 2.8(a) is amended as follows:

            (a) by deleting the first sentence thereof and inserting the following in lieu thereof:

            "The Borrowing Base is acknowledged by the Borrowers, the Agent and the Lenders to be $28,000,000 (after giving effect to the Sonat Acquisition, but excluding the Loma Novia Field), which Borrowing Base shall be increased to $30,000,000 if the Loma Novia Field is purchased promptly at the end of the period when a preferential right of first refusal in respect thereof expires, but in any event no later than January 31, 1999"; and

            (b) by deleting the date and dollar amount found in the second sentence thereof and inserting the following in lieu thereof:

            "February 1, 1999" and "$466,666, increasing to $500,000 if the Borrowing Base is increased to $30,000,000 because of the inclusion of the Loma Novia Field in the Borrowing Base."

      Section 2.3 AMENDMENT TO ARTICLE V. Article V is amended by adding a new section, numbered 5.21, reading as follows:

      "Section 5.21 YEAR 2000. (a) Perform all acts reasonably necessary to ensure that (i) it and any business in which it holds a substantial interest and (ii) all customers, suppliers and vendors that are material to its business become Year 2000 Compliant in a timely manner (such acts shall include, without limitation, performing a comprehensive review and assessment of all of each Borrower's and each Guarantor's systems and adopting a detailed


SIXTH AMENDMENT TO CREDIT AGREEMENT - PAGE 3
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      plan, with itemized budget, for the remediation, monitoring and testing of such systems); and (b) immediately upon request, provide to the Agent such certifications or other evidence of its compliance with the terms of this Section as the Agent may from time to time require. (As used in this Section "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, fixtures, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000)."

      Section 2.4 AMENDMENT TO ARTICLE VI. Article VI is amended by adding thereto a new section, numbered 6.16, reading as follows:

            "6.16 CASH FLOW COVERAGE. Permit, calculated as of the end of each calendar quarter during the term hereof, its Cash Flow Coverage to be less than 3.0 to 1.0 on a consolidated basis."

      Section 2.5 AMENDMENTS TO SECTION 7.1.

            (a) Section 7.1(c) is amended by deleting ", Texoil or Texoil Company" and inserting in lieu thereof "or Guarantor."

            (b) Section 7.1 is further amended by deleting clause (p) in its entirety and substituting the following clause in lieu thereof:

                  "(p) Guarantors, or any or some of them, shall fail or refuse to perform or observe all terms, covenants, and agreements contained in Paragraph 9 of Guaranties."

      Section 2.6 ADDITIONAL EXHIBITS. New Exhibits VIII and IX are added in the form of, and all references in the Agreement to Exhibits VIII and IX shall be deemed to be references to, the attached Exhibits VIII and IX.

      Section 2.7 REPLACEMENT OF EXHIBITS. Exhibit I and II are amended in their entirety to read as set forth in Exhibits I and II to this Amendment.

      Section 2.8 COMMITMENT AMOUNTS. The Commitment Amounts for each Lender are as set forth beside their signatures on this Amendment, which amounts replace those referred to in clause (ii)(a) of the definition of "COMMITMENT AMOUNT" found in Section 1.2 of the Agreement.


SIXTH AMENDMENT TO CREDIT AGREEMENT - PAGE 4
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                                  ARTICLE III

              CONDITIONS PRECEDENT AND EFFECTIVENESS OF INCREASES

      Section 3.1 CONDITIONS PRECEDENT. This Amendment shall be effective upon satisfaction of the following conditions precedent:

            (a) The Agent shall have received, reviewed, and approved the following documents and other items, appropriately executed and acknowledged when necessary, all in form and substance satisfactory to the
      Agent:

                  (i) multiple counterparts of this Amendment, as requested by the Agent;

                  (ii) the Notes (with aggregate face amounts of $50,000,000);

                  (iii) items (c) [to the extent different from those delivered at the closing of the Agreement], (d) and (g) of Section 3.1 of the Agreement;

                  (iv) items (c), (d) and (g) of Section 3.1 of the Agreement in respect of each Guarantor (substituting Guarantor references for Borrower);

                  (v) confirmation, acceptable to the Agent and the Lenders, of title to the Property being purchased in the Sonat Acquisition, free and clear of all Liens except Permitted Liens;

                  (vi)  all Guaranties not previously delivered;

                  (vii) First Amendment to Subordination Agreement increasing
            Senior Debt (as defined therein) to $60,000,000;

                  (viii)First Amendment to Note Purchase Agreement (one of the
            Subordinate Loan Documents) to make it clear that the Loan Balance is never characterized as Current Liabilities for purposes of
            Section 10.3(a) thereof;

                  (ix) undated letters of the type specified in Section
            3.1(f)(iv) of the Agreement;

                  (x) Security Instruments covering the Hydrocarbons and other
            Property being purchased in the Sonat Acquisition; and

                  (xi) such other agreements, documents, instruments, opinions, certificates, waivers, consents and evidence as the Agent and the Lenders may require.


SIXTH AMENDMENT TO CREDIT AGREEMENT - PAGE 5
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            (b) The Agent shall have received $147,499 which is the fee required by Section 2.13 of the Agreement without giving effect to inclusion of the Loma Novia Field in the Borrowing Base.

      Section 3.2 EFFECTIVENESS OF INCREASES. The increases in the Borrowing Base and Commitment Amounts are effective when all of the conditions precedent in Section 3.1 of the Agreement are met and the Sonat Acquisition is consummated.

                                  ARTICLE IV

                                 MISCELLANEOUS

      Section 4.1 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of, and as if made on, the date hereof. Borrowers, Agent and Lenders agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

      Section 4.2 REFERENCE TO THE AGREEMENT. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

      Section 4.3 EXPENSES OF AGENT, ETC. As provided for in the Agreement, each Borrower agrees, jointly and severally, to pay on demand all reasonable cost and expenses incurred by Agent in connection with the preparation, negotiation, execution of this Amendment, and the other Loan Documents executed pursuant hereto and any and all amendments, modifications and supplements thereto including, without limitation, the reasonable cost of Agent's legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Documents. In addition, the Borrowers agree to pay an additional fee of $15,000 if the Loma Novia Field is included in the Borrowing Base.

      Section 4.4 SEVERABILITY. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

      Section 4.5 APPLICABLE LAW. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas.


SIXTH AMENDMENT TO CREDIT AGREEMENT - PAGE 6
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      Section 4.6 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall enure to the benefit of Agent, Lenders and Borrowers and their respective successors and assigns.

      Section 4.7 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.

      Section 4.8 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      Section 4.9 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                    REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE FOLLOWS.


SIXTH AMENDMENT TO CREDIT AGREEMENT - PAGE 7
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      EXECUTED as of the day and year first above written.



CLIFFWOOD OIL & GAS CORP.,
as a BORROWER


By: /S/ FRANK A. LODZINSKI
    Frank A. Lodzinski
    President

CLIFFWOOD ENERGY COMPANY,
as a BORROWER


By: /S/ FRANK A. LODZINSKI
    Frank A. Lodzinski
    President

CLIFFWOOD PRODUCTION CO.,
as a BORROWER


By: /S/ FRANK A. LODZINSKI
    Frank A. Lodzinski
    President


SIXTH AMENDMENT TO CREDIT AGREEMENT - SIGNATURE PAGE 1 OF 2
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                                        COMERICA BANK-TEXAS,
                                        as AGENT and a LENDER


Commitment Amount:                      By:/S/ JAMES KIMBLE
$16,800,000                                 James W. Kimble
($18,000,000 if the                         Vice President
Loma Novia Field is
included in the
Borrowing Base)



                                        FIRST UNION NATIONAL BANK,
Commitment Amount:                      as a LENDER
$11,200,000
($12,000,000 if the
Loma Novia Field is                     By:/S/ JAY M. CHERNOSKY
included in the                             Jay M. Chernosky
Borrowing Base)                             Senior Vice President

SIXTH AMENDMENT TO CREDIT AGREEMENT - SIGNATURE PAGE 2 OF 2